Filed with the Securities and Exchange Commission on  May 11, 1999

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No.       )

Filed by the Registrant         [X]
Filed by a Party other than the Registrant

Check the appropriate box:

 [X]  Preliminary Proxy Statement      [ ]  Confidential, for Use of the
                                            Commission Only
                                            (as permitted by Rule 14a-6(e)(2))
 [ ]  Definitive Proxy Statement

 [ ]  Definitive Additional Materials  [ ]  Soliciting Material Pursuant to
                                            Rule 14a-11(c) or Rule 14a-12

                         The Hirtle Callaghan Trust
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ ]  No fee required

Fee computed on a table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid: $125

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                           THE HIRTLE CALLAGHAN TRUST

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                       of
                           THE VALUE EQUITY PORTFOLIO

                           to be held on June 15, 1999

TO THE SHAREHOLDERS:

A Special Meeting of shareholders of The Value Equity Portfolio ("Value Portfolio") of The Hirtle Callaghan Trust ("Trust") will be held on June 15, 1999, at the Trust's principal office, located at 575 East Swedesford Road, Wayne, PA 19087-1613, at 10:00 a.m.

At the Special Meeting of the Value Portfolio, shareholders will be asked to approve the engagement of Geewax, Terker & Company ("Geewax") to provide portfolio management services to the Value Portfolio pursuant to a portfolio management agreement between the Trust and Geewax ( "Geewax Agreement").

Shareholders of record of the Value Portfolio at the close of business on April 16, 1999 are entitled to notice of the Special Meeting and any adjournments thereof. If you attend the meeting, you may vote your shares in person. If you do not expect to attend the meeting, please fill in, date, sign and return the proxy in the enclosed envelope which requires no postage if mailed in the United States.

It is important that you return your signed proxy promptly so that a quorum may be assured.

BY ORDER OF THE BOARD OF TRUSTEES OF THE HIRTLE CALLAGHAN TRUST

THE HIRTLE CALLAGHAN TRUST
575 East Swedesford Road.
Wayne, PA 19087-1613

PROXY STATEMENT

The enclosed form of Proxy is solicited by the Board of Trustees (the "Board") of The Hirtle Callaghan Trust (the "Trust") with respect The Value Equity Portfolio ("Value Portfolio"). Proxies so solicited are intended for use at a special meeting of shareholders of the Value Portfolio (collectively, the "Portfolios") or any adjournment of that meeting (the "Special Meeting"), to be held at 10:00 a.m. on June 15, 1999, at 575 East Swedesford Road, Wayne, PA 19087-1613. The purpose of the Special Meeting is to approve the engagement of Geewax, Terker & Company ("Geewax") to provide portfolio management services to the Value Portfolio pursuant to a portfolio management agreement between the Trust and Geewax ( "Geewax Agreement"). It is anticipated that this Proxy Statement and form of proxy will first be mailed to shareholders on or about May 22, 1999.

Persons who were shareholders of record of the Value Portfolio on the April 16, 1999 ("Record Date") are entitled to vote at the Special Meeting with respect to Proposal 3, relating to the approval of a new investment advisory agreement with Geewax, Terker & Co. ("Geewax") relating to the Value Portfolio. On the Record Date, the Value Portfolio had outstanding 13,796,282.35 shares, each share being entitled to one vote. The presence of the holders of 40% of the outstanding shares of the Value Portfolio on the Record Date, represented in person or by proxy, shall constitute a quorum for the purpose of conducting the business at the Special Meeting with respect to the Value Portfolio. Persons and groups known by management to own beneficially 5% or more of the shares of the Value Portfolio are listed in this Proxy Statement under the heading "Information about the Trust."

If the accompanying form of Proxy is executed properly and returned, shares represented by such Proxy will be voted at the Special Meeting in accordance with the instructions on the form of Proxy. If no instructions are specified, shares will be voted FOR the approval of the Geewax Agreement. If the votes required to approve Proposals are not received, the persons named as proxies on the accompanying form of proxy may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. When voting on any proposed adjournment, the persons named as proxies on the enclosed form of proxy will vote in favor of the proposed adjournment unless otherwise directed. A shareholder can revoke the proxy prior to its use by appearing at the Special Meeting and voting in person, by giving written notice of such revocation to the Trust or by returning a subsequently dated form of proxy to the Trust.

Copies of the Trust's most recent Annual and Semi-Annual reports to Shareholders, dated June 30, 1998 and December 31, 1998, respectively, have previously been delivered to shareholders of the Trust. Shareholders of the Trust may obtain without charge additional copies of such reports by writing to the Trust at 575 East Swedesford Road, Wayne, PA 19087-1613 or calling 1-800-_____-_____.

SUMMARY. Between July 29, 1996 and March 8, 1999, Hotchkis & Wiley (hereinafter, "Hotchkis" or the "Prior Manager") served, pursuant to the terms of a separate agreement ("Prior Value Agreement"), as the investment advisory organization retained by the Trust to provide portfolio management services for the Value Portfolio. As more fully described below, the Board determined that it would be in the best interests of the Value Portfolio to replace the Prior Manager with another investment management organization. Accordingly, at a meeting of the Board held on March 2, 1999, the Board approved the termination of the Prior Agreement and the engagement of Geewax under an agreement between Geewax and the Trust ("Geewax Agreement").

The provisions of the Geewax Agreement are substantially the same as those of the Prior Agreement. In particular, the portfolio management fee under the Geewax Agreement is the same as the portfolio management fee set forth in the Prior Agreement. The Geewax Agreement became effective, and the Prior Agreement terminated, as of the close of business on March 8, 1999. A copy of the Geewax Agreement appears as Exhibit A to this Proxy Statement.

Under the Investment Company Act, if shareholder approval of the Geewax Agreement is not obtained within 120 days of the date on which the Geewax Agreement became effective, the Geewax Agreement will terminate. If the Geewax Agreement is approved by the shareholders of the Value Portfolio, however, the Geewax Agreement will remain in force until March 8, 2001. The Geewax Agreement will continue in effect from year to year thereafter in accordance with its terms for so long as it is approved annually by the Trust's Board of Trustees.

Approval of the Geewax Agreement requires the approval of a "majority of the outstanding voting securities" of the Value Portfolio. Under the Investment Company Act, this term means the lesser of (i) 67% of the outstanding shares represented at a meeting at which more than 50% of the outstanding shares are present in person or represented by proxy, or (ii) more than 50% of the Value Portfolio's outstanding voting securities. If the Geewax Agreement is not approved by the Value Portfolio's shareholders at the Special Meeting (including any adjournments thereof), that agreement will terminate.

                    THE BOARD OF TRUSTEES RECOMMENDS THAT YOU
                            VOTE "FOR" THIS PROPOSAL.


DETAILED DISCUSSION OF THE GEEWAX ENGAGEMENT. The investment objective of the Value Portfolio is to provide total return consisting of capital appreciation and current income by investing primarily in equity securities. Since the commencement of its operations in September, 1995, the Value Portfolio has been served by two separate investment management organizations (each a "portfolio manager"): Hotchkis & Wiley (hereinafter, "Hotchkis" or the "Prior Manager"), which served between July 29, 1996 and March 8, 1999, and Institutional Capital Corporation ("ICAP"), which has served as a portfolio manager of the Value Portfolio since its inception.

Although each portfolio manager engaged on behalf of the Value Portfolio must adhere to the Value Portfolio's investment objective, policies and restrictions, each carries out its responsibilities in the context of its own management style. As part of its overall responsibility to supervise these managers and with the assistance of Hirtle Callaghan, the Board attempts to ensure that the respective portfolio management styles are complementary. Hirtle Callaghan monitors the overall investment performance of each of the Trust's several portfolios, including the Value Portfolio and performance of those investment advisory organizations retained by the Trust to provide portfolio management services to the portfolios.

In connection with the Board's annual review of the investment advisory agreement between Hotchkis and the Trust relating to the Value Portfolio
("Hotchkis Agreement"), Hirtle Callaghan reported to the Board that the investment results achieved by that portion of the Value Portfolio ("Hotchkis Portfolio") allocated to the Hotchkis & Wiley had lagged the Standard & Poor's Index ("S&P Index"). In particular, Hirtle Callaghan has advised the Board that, in Hirtle Callaghan's view, Hotchkis' approach no longer complemented the individual stock selection approach style followed ICAP. Hirtle Callaghan further recommended that the Board consider engaging Geewax, Terker & Co. ("Geewax") to replace Hotchkis. This recommendation was approved at a meeting. At that meeting of the Board held on March 2, 1999, the Board, including a majority of those Trustees ("Independent Trustees") who are not "interested persons" of the Trust within the meaning of the Investment Company Act, approved the Geewax engagement as well as a portfolio management agreement between the Trust and Geewax relating to the Value Portfolio.

PRO FORMA EXPENSE IMPACT AND COMPARATIVE ANNUAL OPERATING EXPENSES. Table 1 sets for the fees and expenses that would have been incurred by the Value Equity Portfolio had the Geewax Agreement been in effect during the fiscal year ended June 30 1998. Table 2, and the example following it, are designed to assist investors in understanding the various costs and expenses of investment in shares of the Value Portfolio under the terms of the Geewax Agreement. Neither should be considered a representation of past or future expenses of performance and actual expenses may vary from year to year and may be higher or lower than those shown.

TABLE 1*
--------
--------------------------------------------------------------------------------
ITEM            FEES/EXPENSES DURING THE         PRO FORMA FEES AND EXPENSES FOR
             FISCAL YEAR ENDED JUNE 30, 1998     FISCAL YEAR ENDED JUNE 30, 1998
             -------------------------------     -------------------------------
--------------------------------------------------------------------------------
Advisory
 Fee**                   $466,737                            $466,737
--------------------------------------------------------------------------------
Expense
 Ratio**                     .52%                                .52%
--------------------------------------------------------------------------------

     *Assets of the Value Portfolio as of June 30, 1998 were $176,587,000.
     ** Effective February 2, 1998, the fee payable to ICAP was increased from .30% to .35% of the average daily net assets allocated to ICAP. These figures have been restated to reflect the impact of such increase.

The following table provides data concerning the Portfolio's management fees and expenses as a percentage of average net assets for the fiscal year ended June 30, 1998. Figures shown reflect expenses under the Prior Agreement and expenses that would have been incurred if the Geewax Agreement had been in effect during that period. Figures shown reflect expenses incurred during the fiscal year ended June 30, 1998

TABLE 2
-------
--------------------------------------------------------------------------------
                            UNDER PRIOR AGREEMENT         UNDER GEEWAX AGREEMENT
                            ---------------------         ----------------------
--------------------------------------------------------------------------------
Management Fees*                    .38%                           .38%
--------------------------------------------------------------------------------
Other Expenses**                    .16%                           .16%
--------------------------------------------------------------------------------
Total Portfolio
 Operating Expenses                 .54%                           .54%
--------------------------------------------------------------------------------

     * Effective February 2, 1998, the fee payable to ICAP was increased from .30% to .35% of the average daily net assets allocated to ICAP. These figures have been restated to reflect the impact of such increase.
     ** The caption "Other Expenses" does not include extraordinary expenses as determined by the use of generally accepted accounting principles.

EXAMPLE: The following illustrates the expenses on a $10,000 investment, under the fees and expenses shown for the Geewax Agreement in the table above, assuming (1) 5% annual return and (2) redemption at the end of each time period:

--------------------------------------------------------------------------------
                        1 Year         3 Years         5 Years         10 Years
                        ------         -------         -------         --------
--------------------------------------------------------------------------------
Under Geewax
 Agreement               $55            $173            $302             $677
--------------------------------------------------------------------------------
Under Prior
 Agreement               $55            $173            $302             $677
--------------------------------------------------------------------------------

The preceding example assumes that all dividends and distributions are reinvested and that the percentage totals shown in Table 2: "Total Operating Expenses" remain the same in the years shown. The example should not be considered a representation of future expenses and actual expenses may be greater or less than those shown.

FACTORS CONSIDERED BY THE BOARD OF TRUSTEES. During the course of its deliberations, the Board considered the recommendations and investment analysis of Hirtle Callaghan. The Board also discussed information provided to it relating to the management style and past performance record of Geewax, as well as information relating to the nature and quality of the services to be provided by Geewax and the background and experience of those individuals who would be responsible for making day-to-day investment decisions with respect to assets of the Value Portfolio, as well as the experience of the firm as a whole in rendering investment advisory services to other registered investment companies. In particular, the Board considered the fact that Geewax has, since April 1, 1998, served as a portfolio manager for The Small Capitalization Equity Portfolio of the Trust and considered the Trust's overall experience with Geewax in connection with that relationship. The Board also considered the fact that the terms and conditions set forth in the Geewax Agreement, including those relating to the level of compensation payable, are substantially the same as those contained in the Prior Agreement.

During the course of their deliberation, the Board was advised regarding its responsibilities under Section 15(c) of the Investment Company Act and the requirements of Section 15(a) of that Act and was represented by counsel. In particular, it was noted that Section 15 of the Investment Company Act normally would prohibit any person from serving as an investment adviser to a registered investment company unless the written contract has been approved by the shareholders of that company. Counsel also discussed with the Board the exception to this requirement contained in rule 15a-4 under the Investment Company Act. Under that provision, an adviser may provide advisory services to an investment company pursuant to a written contract approved by the investment company's board of directors (including those directors who are not "interested persons" of the company or the adviser) in the event that a prior advisory contract is terminated by action of such company's board. However, such contract must be approved within 120 days of its effective date by the shareholders of the affected company.

COMPARISON OF THE GEEWAX AGREEMENT AND PRIOR AGREEMENTS. As noted above, the terms and conditions set forth in the Geewax Agreement are, in all material respects, the same as those contained in the Prior Agreement except for the description of the portfolio manager and the effective and termination dates.

Both agreements require the portfolio manager, subject to the overall supervision of the Board, to provide a continuous investment program for the assets of the Value Portfolio, or that portion of such assets as may be, from time to time, allocated to it. Under both agreements, the named portfolio manager is responsible, among other things, for the provision of investment research, management of all investments and the selection of brokers and dealers through which securities transactions are executed, as well as the maintenance of certain records required under relevant provisions of the Investment Company Act. The agreements each also provide that the portfolio manager will not be liable to the Trust for any error of judgment or mistake of law on the part of the portfolio manager for any loss sustained by the Trust in connection with the purchase or sale of any instrument on behalf of the Value Portfolio, except losses that may be sustained as a result of willful misfeasance, reckless disregard of its duties, bad faith or gross negligence on the part of the portfolio manager. Each of the agreements also provides for its termination, at any time and without penalty, either by the Trust or by the portfolio manager, in each case upon sixty days' written notice, and its termination in the event of an "assignment" as defined in the Investment Company Act. Both agreements also state that the relevant portfolio manager will indemnify the Trust with respect to any information provided to the Trust by such manager in writing and included in document filed with the SEC, so long as the portfolio manager has had an opportunity to review such documents for a specified period of time prior to the date on which they are filed with the SEC and unless the portfolio manager is notified in writing of any claim for indemnification within specified periods.

The Geewax Agreement became effective on March 8, 1999, in accord with rule 15a-4 of the Investment Company Act. It will continue in effect for two years from its effective date, unless sooner terminated, provided that the Geewax Agreement is approved by the shareholders of the Value Portfolio within 120 days of such effective date. Thereafter, the Geewax Agreement shall continue in effect from year to year for so long as its continuance is specifically approved, at least annually, by

(i) a majority of the Board or the vote of the holders of a majority of the Value Portfolio's outstanding voting securities; and (ii) the affirmative vote, cast in person at a meeting called for the purpose of voting on such continuance, of a majority of the Trust's Independent Trustees.

The Hotchkis Agreement was last approved by the Board (including the Independent Trustees) at a meeting of the Board held on May 6, 1998, and by the shareholders of the Value Portfolio held on October 26, 1996. During the six month period ended December 31, 1998, Hotchkis received from the Value Portfolio investment advisory fees of $ 97,589 in accordance with the Prior Agreement. For the fiscal year ended June 30, 1998, $174,556 in accordance with the Prior Agreement.

INFORMATION ABOUT GEEWAX. Geewax is a Pennsylvania general partnership whose general partners are John J. Geewax and Bruce Terker. The firm's principal offices are located 99 Starr Street, Phoenixville, Pennsylvania 19460. As of December 31, 1998, Geewax, managed total assets of approximately $5.1 billion. Geewax does not provide investment advisory services for any other registered investment companies, the investment objectives and policies of which are similar to those of the Value Portfolio. As noted above, however, Geewax has, since April 1, 1998, served as a portfolio manager for The Small Capitalization Equity Portfolio of the Trust.

MANAGEMENT OF THE TRUST

INFORMATION ABOUT HIRTLE CALLAGHAN. Pursuant to a written agreement ("HCCI Consulting Agreement") Hirtle Callaghan continuously monitors the performance of various investment management organizations, including the several portfolio managers retained by the Trust. The HCCI Consulting Agreement provides that Hirtle Callaghan will make its officers available to serve as officers and/or Trustees of the Trust, and maintain office space sufficient for the Trust's principal office. For its services under the HCCI Consulting Agreement, Hirtle Callaghan is entitled to receive an annual fee of .05% of each Portfolio's average net assets. For the fiscal year ended June 30, 1998, Hirtle Callaghan received advisory fees from the Value Portfolio in the amount of $7,193. Hirtle Callaghan's principal offices are located at 575 East Swedesford Road, Wayne, Pennsylvania 19087. Hirtle Callaghan was organized in 1988. A registered investment adviser under the Investment Advisers Act, Hirtle Callaghan had, as of April 30, 1999, had approximately $ ____ billion in assets under management. Hirtle Callaghan is controlled by Jonathan Hirtle and Donald E. Callaghan, each of whom also serves on the Trust's Board. Mr. Callaghan also serves as President of the Trust. Robert J. Zion, a principal of Hirtle Callaghan, serves as Treasurer and Vice President of the Trust. The HCCI Consulting Agreement was approved by the Trust's initial shareholder on July 21, 1995, and was last approved by the Trust's Board (including a majority of the Trust's Independent Trustees) at a meeting of the Board held on March 2, 1999.

ADMINISTRATION, DISTRIBUTION AND RELATED SERVICES. BISYS Fund Services, Inc. and certain of its affiliated companies ("BISYS") currently provide administration, transfer agency, distribution and accounting services to the Trust pursuant to the terms of separate agreements between BISYS and the Trust. For the administration, transfer agency and fund accounting services it provides to the Trust, BISYS receives an omnibus fee, which fee is computed daily, paid monthly and inclusive of all out-of-pocket expense, at an annual rate of .115% of the aggregate average net assets of the Value Equity, International Equity, Small Capitalization Equity and International Equity Portfolios and of any additional portfolios that invest primarily in equity securities that may be created by the Trust in the future and .095% of the aggregate average net assets of the Limited Duration Municipal Bond, Fixed Income and Intermediate Term Municipal Bond Portfolios.

INFORMATION ABOUT ICAP. As noted above, ICAP has served as a portfolio manager for the Value Portfolio since its inception. As of February, 1999, ICAP had approximately $ 12.5 billion under management. Day-to-day investment decisions for that portion of the Value Portfolio allocated to ICAP are made by an investment committee and no individual has primary responsibility for making recommendations to that committee. ICAP's principal executive officer is Robert
H. Lyon and ICAP's directors are Gary S. Maurer, Jerrold K. Senser, Donald D. Niemann and Barbara C. Schanmier. The address of each such officer and director and the principal offices of ICAP are located at 225 West Wacker Drive Chicago, Illinois 60606.

The ICAP Agreement was last approved by the Board (including the Independent Trustees) at a meeting of the Board held on March 2, 1999, and by the shareholders of the Value Portfolio at a special meeting held on January 12, 1998. Under the ICAP Agreement, ICAP receives a fee from the Value Portfolio at an annual rate of .35% of the average net assets of the Value Portfolio allocated to it. During the six month period ended December 31, 1998, ICAP received from the Value Portfolio investment advisory fees of $175,490. During the fiscal year ended June 30, 1998, ICAP received from the Value Portfolio investment advisory fees of $292,181.

ICAP provides investment advisory services to seven investment company portfolios. Of these, five are managed by ICAP in a manner that is sufficiently similar to the manner in which the ICAP Account is managed to warrant a fee comparison. The following table sets forth certain information about these portfolios.

                FUND                             ASSETS AT          ADVISORY FEE*
                                             DECEMBER 31, 1998
                                                 (MILLIONS)
Nuveen Growth and Income Stock Fund            $                   .35% on the first $500 million
                                                                   of average net assets; .30% on
Nuveen  Balanced Stock and Bond Fund           $                   next $500 million of such
                                                                   assets; and .25% on assets over
Nuveen Balanced Municipal and Stock Fund       $                   $1 billion**



ICAP Discretionary Equity Portfolio            $                   These funds are structured with
                                               $                   a single fee of .80% of average
ICAP Equity Portfolio                                              net assets payable to ICAP,
                                                                   from which fee ICAP pays all
                                                                   other fund expenses.  Effective
                                                                   advisory fee to ICAP for the
                                                                   period ended December 31, 1996
                                                                   was .48% of average net assets

* Figures shown do not take into fee waivers, if any, in effect for the companies listed.
** ICAP provides advisory services only with respect to the equity portion of the investment portfolio of the listed company. Accordingly, fee schedule shown applies only to the equity portion of listed Nuveen funds.

OTHER MATTERS. As a Delaware business trust, the Trust is not required, and currently does not intend, to hold annual meetings of shareholders except as required by the Investment Company Act or other applicable law. The Investment Company Act requires initial shareholder approval of each of the investment advisory agreements, election of Trustees and, if the Trust holds an annual meeting, ratification of the Board's selection of the Trust's independent public accountants. Under certain circumstances, the law provides shareholders with the right to call for a meeting of shareholders to consider the removal of one or more Trustees. To the extent required by law, the Trust will assist in shareholder communication in such matters.

The table below shows the name and address of record of each person known to the Trust to hold, as of record or beneficially, 5% or more of shares of the Value Portfolio as of the date indicated. Hirtle Callaghan may be deemed to have, or share, investment and/or voting power with respect to more than 50% of the shares of the Trust's portfolios, with respect to which shares Hirtle Callaghan disclaims beneficial ownership.

  NAME AND ADDRESS OF RECORD HOLDERS                   VALUE PORTFOLIO

  Bankers Trust Company                                60.77%
  1 Bankers Trust Plaza                                (          SHARES)
  New York, N.Y.  10006

  PNC Bank, N.A. --                                    9.50%
  P.O. Box 7780-1888                                   (          SHARES)
  Philadelphia, PA  19182

  Bank One, NA                                         7.75%
  PO Box 160                                           (          SHARES)
  Westerville, OH  43086

  Wilmington Trust Co.                                 5.62%
  P.O. Box 8882                                        (          SHARES)
  Wilmington, DE

A properly executed and returned form of Proxy marked with an abstention will be considered present at the Special Meeting for the purpose of determining the existence of a quorum. If any form of proxy received by the Trust that withholds authority to vote represents a "broker non-vote," shares represented by such form of proxy will not be counted for purposes of determining whether or not a quorum is present at the Special Meeting and will not be deemed "votes cast" with respect to any matter with respect to which authority to vote is withheld. As used in this Proxy Statement, "broker non-vote" means a form of proxy, executed by a broker or other nominee, indicating that the nominee has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power. Abstentions and broker non-votes will thus not constitute a vote "for" or "against" any matter, but will have the same effect as a negative vote with respect to matters which require the approval of a requisite percentage of the outstanding shares of the relevant Portfolio.

By Order of the Board of Trustees

EXHIBIT A
                         PORTFOLIO MANAGEMENT AGREEMENT

AGREEMENT made this 8th day of March 1999, between Geewax, Terker & Co., a Pennsylvania partnership ("Portfolio Manager") and THE HIRTLE CALLAGHAN TRUST, a Delaware business trust ("Trust").

WHEREAS, the Trust is registered as an open-end, diversified, management series investment company under the Investment Company Act of 1940, as amended ("Investment Company Act") which currently offers seven series of beneficial interests ("shares") representing interests in separate investment portfolios, and may offer additional portfolios in the future; and

WHEREAS, the Trust desires to retain the Portfolio Manager to provide a continuous program of investment management for The Value Equity Portfolio of the Trust ("Portfolio") and Portfolio Manager is willing, in accordance with the terms and conditions hereof, to provide such services to the Trust;

NOW THEREFORE, in consideration of the promises and covenants set forth herein and intending to be legally bound hereby, it is agreed between the parties as follows:

1.   Appointment of Portfolio Manager.
     ---------------------------------
(a) The Trust  hereby  retains  Portfolio  Manager  to  provide  the  investment services set forth herein and Portfolio Manager agrees to accept such appointment. In carrying out its responsibilities under this Agreement, the Portfolio Manager shall at all times act in accordance with the investment objectives, policies and restrictions applicable to the Portfolio as set forth in the then current Registration Statement of the Trust, applicable provisions of the Investment Company Act and the rules and regulations promulgated under that Act and other applicable federal securities laws.

(b) The Trust further agrees that it will provide to Portfolio Manager a copy of the agreement between the Trust=s custodian bank and the Trust and will take such actions as may be necessary to assure that such custodian bank will accept instruction from the Portfolio Manager with respect to that portion of the assets of the Portfolio ("Account") that may, from time to time be allocated to it by the Trust's Board of Trustees.

2.   Duties of Portfolio Manager.
     ----------------------------
(a) Portfolio Manager shall provide a continuous program of investment management for the Account. It is understood that the Account may consist of all, a portion of or none of the assets of the Portfolio, and that the Board of Trustees has the right to allocate and reallocate such assets to the Account at any time, and from time to time, upon such notice to the Portfolio Manager as may be reasonably necessary, in the view of the Trust, to ensure orderly management of the Account or the Portfolio.

(b) Subject to the general supervision of the Trust's Board of Trustees, Portfolio Manager shall have sole investment discretion with respect to the Account, including investment research, selection of the securities to be purchased and sold and the portion of the Account, if any, that shall be held uninvested, and the selection of brokers and dealers through which securities transactions in the Account shall be executed. Specifically, and without limiting the generality of the foregoing, Portfolio Manager agrees that it will:

     (i) promptly advise the Portfolio's designated custodian bank and administrator or accounting agent of each purchase and sale, as the case may be, made on behalf of the Account, specifying the name and quantity of the security purchased or sold, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, the identity of the effecting broker or dealer and/or such other information, and in such manner, as may from time to time be reasonably requested by the Trust;

     (ii) maintain all applicable books and records with respect to the securities transactions of the Account. Specifically, Portfolio Manager agrees to maintain with respect to the Account those records required to be maintained under Rule 31a-1(b)(1), (b)(5) and (b)(6) under the Investment Company Act with respect to transactions in the Account including, without limitation, records which reflect securities purchased or sold in the Account, showing for each such transaction, the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, and the identity of the effecting broker or dealer. Portfolio Manager will preserve such records in the manner and for the periods prescribed by Rule 31a-2 under the Investment Company Act. Portfolio Manager acknowledges and agrees that all records it maintains for the Trust are the property of the Trust and Portfolio Manager will surrender promptly to the Trust any such records upon the Trust's request;

     (iii) provide, in a timely manner, such information as may be reasonably requested by the Trust or its designated agents in connection with, among other things, the daily computation of the Portfolio's net asset value and net income, preparation of proxy statements or amendments to the Trust's registration statement and monitoring investments made in the Account to ensure compliance with the various limitations on investments applicable to the Portfolio and to ensure that the Portfolio will continue to qualify for the special tax treatment accorded to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended; and

     (iv) render regular reports to the Trust concerning the performance of Portfolio Manager of its responsibilities under this Agreement. In particular, Portfolio Manager agrees that it will, at the reasonable request of the Board of Trustees, attend meetings of the Board or its validly constituted committees and will, in addition, make its officers and employees available to meet with the officers and employees of the Trust at least quarterly and at other times upon reasonable notice, to review the investments and investment program of the Account.

3.   Portfolio Transaction and Brokerage.
     ------------------------------------
In placing orders for portfolio securities with brokers and dealers, Portfolio Manager shall use its best efforts to execute securities transactions on behalf of the Account in such a manner that the total cost or proceeds in each transaction is the most favorable under the circumstances. Portfolio Manager may, however, in its discretion, direct orders to brokers that provide to Portfolio Manager research, analysis, advice and similar services, and Portfolio Manager may cause the Account to pay to those brokers a higher commission than may be charged by other brokers for similar transactions, provided that Portfolio Manager determines in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Portfolio Manager to the Account and any other accounts with respect to which Portfolio Manager exercises investment discretion, and provided further that the extent and continuation of any such practice is subject to review by the Trust's Board of Trustees. Portfolio Manager shall not execute any portfolio transactions for the Trust with a broker or dealer which is an "affiliated person" of the Trust or Portfolio Manager, including any other investment advisory organization that may, from time to time act as a portfolio manager for the Portfolio or any of the Trust's other Portfolios, without prior written approval of the Trust. The Trust shall provide a list of such affiliated brokers and dealers to Portfolio Manager and will promptly advise Portfolio Manager of any changes in such list.

4.   Expenses and Compensation.
     --------------------------
Portfolio Manager shall pay all of its expenses incurred in the performance of its duties under this Agreement and shall not be required to pay any other expenses of the Trust. For its services under this Agreement, Portfolio Manager shall be entitled to receive a fee at the annual rate of .30% of the average daily net asset value of the Account, which fee shall be payable monthly.

5.   Limitation of Liability and Indemnification.
     --------------------------------------------
(a) Portfolio Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption or sale of any security or other investment by the Trust except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Portfolio Manager in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

(b) Notwithstanding the foregoing, Portfolio Manager expressly agrees that the Trust may rely upon information provided, in writing, by Portfolio Manager to the Trust (including, without limitation, information contained in Portfolio Manager's then current Form ADV) in accordance with Section 9 of the Agreement or otherwise, in preparing the Trust's registration statement and amendments thereto and certain periodic reports relating to the Trust and its Portfolios that are required to be furnished to shareholders of the Trust and/or filed with the Securities and Exchange Commission ("SEC Filings"), provided that a copy of any such filing is provided to Portfolio Manager (i) at least 10 business days prior to the date on which it will become effective, in the case of a registration statement; (ii) at least 10 business days prior to the date upon which it is filed with the SEC in the case of the Trust=s semi-annual report on Form N-SAR or any shareholder report or proxy statement.

(c) Portfolio Manager agrees to indemnify and hold harmless the Trust and each of its Trustees, officers and employees from any claims, liabilities and expenses, including reasonable attorneys' fees, (collectively, ALosses@) to the extent that Losses are incurred as a result of statements contained in an SEC Filing (ADisputed Statements@) that are misleading either because they are (i) untrue statements of material fact; or (ii) omitted to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading. For purposes of the indemnification obligation set forth in this Section 5(c), a Disputed Statement will be deemed misleading if so declared by a decision of a court or administrative law judge or in an order of settlement issued by any court or administrative body.

(d) Portfolio Manager further agrees to indemnify and hold harmless the Trust and each of its Trustees, from any Losses to the extent that such Losses are incurred as a result of Disputed Statements that are alleged (i) to be untrue statements of material fact; or (ii) to have omitted to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, provided that the indemnification obligation set forth in this Section 5(d) is expressly limited to Losses arising from Disputed Statements that accurately reflect information provided to the Trust in writing by the Portfolio Manager and that cannot be independently verified by the Trust. Further, the indemnification set forth in this Section 5(d) will not require reimbursement of fees or expenses other than those incurred by the Trust's regular counsel in connection with such counsel's representation of the Trust or its Trustees.

(e) The indemnification obligations set forth in Sections 5(c) and (d) shall not apply unless (i) Disputed Statements accurately reflect information provided to the Trust in writing by the Portfolio Manager; (ii) Disputed Statements were included in an SEC Filing in reliance upon written information provided to the Trust by the Portfolio Manager; (iii) the Portfolio Manager was afforded the opportunity to review Disputed Statements in connection with the 10 business day review requirement set forth in Section 5(b) above; and (iv) upon receipt by the Trust of any notice of the commencement of any action or the assertion of any claim to which the indemnification obligations set forth in Section 5(c) and (d) may apply, the Trust notifies the Portfolio Manager, within 30 days and in writing, of such receipt and provides to Portfolio Manager the opportunity to participate in the defense and/or settlement of any such action or claim. Further, Portfolio Manager will not be required to indemnify any person under this Section 5 to the extent that Portfolio Manager relied upon statements or information furnished to the Portfolio Manager, in writing, by any officer, employee or Trustee of the Trust, or by the Trust's Custodian, Administrator or Accounting Agent or any other agent of the Trust, in preparing written information provided to the Trust and upon which the Trust relied in preparing any Disputed Statement.

6.   Permissible Interest.
     ---------------------
Subject to and in accordance with the Trust's Declaration of Trust and By-laws and corresponding governing documents of Portfolio Manager, Trustees , officers, agents and shareholders of the Trust may have an interest in the Portfolio Manager as officers, directors, agents and/or shareholders or otherwise. Portfolio Manager may have similar interests in the Trust. The effect of any such interrelationships shall be governed by said governing documents and the provisions of the Investment Company Act.

7.   Duration, Termination and Amendments.
     -------------------------------------
This Agreement shall become effective as of the date on which that certain agreement between Hotchkis & Wiley and the Trust is terminated ("Effective Date") and shall continue in effect thereafter, unless sooner terminated, for two years provided that this Agreement is approved by the shareholders of the Portfolio on or before the 120th day after such Effective Date. Thereafter, this Agreement shall continue in effect, unless sooner terminated, from year to year for so long as its continuance is specifically approved, at least annually, by
(i) a majority of the Board of Trustees or the vote of the holders of a majority of the Portfolio's outstanding voting securities; and (ii) the affirmative vote, cast in person at a meeting called for the purpose of voting on such continuance, of a majority of those members of the Board of Trustees
("Independent Trustees ") who are not "interested persons" of the Trust or any investment adviser to the Trust.

This Agreement may be terminated by the Trust or by Portfolio Manager at any time and without penalty upon sixty days written notice to the other party, which notice may be waived by the party entitled to it. This Agreement may not be amended except by an instrument in writing and signed by the party to be bound thereby provided that if the Investment Company Act requires that such amendment be approved by the vote of the Board, the Independent Trustees and/or the holders of the Trust's or the Portfolio's outstanding shareholders, such approval must be obtained before any such amendment may become effective. This Agreement shall terminate automatically upon its assignment.

For purposes of this Agreement, the terms "majority of the outstanding voting securities," "assignment, " "affiliated person" and "interested person" shall have the meanings set forth in the Investment Company Act.

8.   Confidentiality; Use of Name.
     -----------------------------
Portfolio Manager and the Trust acknowledge and agree that during the term of this Agreement the parties may have access to certain information that is proprietary to the Trust or Portfolio Manager, respectively (or to their affiliates and/or service providers). The parties agree that their respective officers and employees shall treat all such proprietary information as confidential and will not use or disclose information contained in, or derived from such material for any purpose other than in connection with the carrying out of their responsibilities under this Agreement and the management of the Trust's assets, provided, however, that this shall not apply in the case of (i) information that is publicly available; and (ii) disclosures required by law or requested by any regulatory authority that may have jurisdiction over Portfolio Manager or the Trust, as the case may be, in which case such party shall request such confidential treatment of such information as may be reasonably available. In addition, each party shall use its best efforts to ensure that its agents or affiliates who may gain access to such proprietary information shall be made aware of the proprietary nature and shall likewise treat such materials as confidential.

It is acknowledged and agreed that the names "Hirtle Callaghan," "Hirtle Callaghan Chief Investment Officers" (which is a registered trademark of Hirtle Callaghan & Co., Inc. ("HCCI")), and derivative of either, as well as any logo that is now or shall later become associated with either name ("Marks") are valuable property of HCCI and that the use of the Marks, or any one of them, by the Trust or its agents is subject to the license granted to the Trust by HCCI. Portfolio Manager agrees that it will not use any Mark without the prior written consent of the Trust. Portfolio Manager consents to use of its name, performance data, biographical data and other pertinent data by the Trust for use in marketing and sales literature, provided that any such marketing and sales literature shall not be used by the Trust without the prior written consent of Portfolio Manager, which consent shall not be unreasonably withheld. The provisions of this Section 8 shall survive termination of this Agreement.

9.   Representation, Warranties and Agreements of Portfolio Manager.
     ---------------------------------------------------------------
Portfolio Manager represents and warrants that:

(a) It is registered as an investment adviser under the Investment Advisers Act of 1940 ("Investment Advisers Act"), it will maintain such registration in full force and effect and will promptly report to the Trust the commencement of any formal proceeding that could render the Portfolio Manager ineligible to serve as an investment adviser to a registered investment company under Section 9 of the Investment Company Act.

(b) It understands that, as a result of its services hereunder, certain of its employees and officers may be deemed "access persons" of the Trust within the meaning of Rule 17j-1 under the Investment Company Act and that each such access person is subject to the provisions of the code of ethics ("Trust's Code") adopted by the Trust in compliance with such rule. Portfolio Manager further represents that it is subject to a written code of ethics ("Portfolio Manager's Code") complying with the requirements of Rule 204-2(a)(12) under the Investment Advisers Act and will provide the Trust with a copy of such code of ethics. During the period that this Agreement is in effect, an officer or director of Portfolio Manager shall certify to the Trust, on a quarterly basis, that Portfolio Manager has complied with the requirements of the Portfolio Manager's Code during the prior year; and that either (i) that no violation of such code occurred or (ii) if such a violation occurred, that appropriate action was taken in response to such violation. In addition, Portfolio Manager acknowledges that the Trust may, in response to regulations or recommendations issued by the Securities and Exchange Commission or other regulatory agencies, from time to time, request additional information regarding the personal securities trading of its directors, partners, officers and employees and the policies of Portfolio Manager with regard to such trading. Portfolio Manager agrees that it make every effort to respond to the Trust's reasonable requests in this area.

(c) Upon request of the Trust, Portfolio Manager shall promptly supply the Trust with any information concerning Portfolio Manager and its stockholders, employees and affiliates that the Trust may reasonably require in connection with the preparation of its registration statements, proxy materials, reports and other documents required, under applicable state or Federal laws, to be filed with state or Federal agencies or to be provided to shareholders of the Trust.

(d) The Portfolio Manager shall promptly notify the Trust, in writing, of any material change in the senior management or the identity of the Portfolio Manager=s partners and of any change in the identity of those individuals within the Portfolio Manager=s organization who are responsible for making investment decisions on behalf of the Account. Portfolio

Manager shall also promptly notify the Trust of any material change in the nature of Portfolio Manager=s principal business activities.

10.  Status of Portfolio Manager.
     ----------------------------
The Trust and Portfolio Manager acknowledge and agree that the relationship between Portfolio Manager and the Trust is that of an independent contractor and under no circumstances shall any employee of Portfolio Manager be deemed an employee of the Trust or any other organization that the Trust may, from time to time, engage to provide services to the Trust, its Portfolios or its shareholders. The parties also acknowledge and agree that nothing in this Agreement shall be construed to restrict the right of Portfolio Manager or its affiliates to perform investment management or other services to any person or entity, including without limitation, other investment companies and persons who may retain Portfolio Manager to provide investment management services and the performance of such services shall not be deemed to violate or give rise to any duty or obligations to the Trust.

11.  Counterparts and Notice.
     ------------------------
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original. Any notice required to be given under this Agreement shall be deemed given when received, in writing addressed and delivered, by certified mail, by hand or via overnight delivery service as follows:

If to the Trust:
                       Mr. Donald E. Callaghan, President
                           The Hirtle Callaghan Trust
                            575 East Swedesford Road
                                 Wayne, PA 19087

If to Portfolio Manager:
                                   John Geewax
                               Geewax Terker & Co.
                                 99 Starr Street
                             Phoenixville, PA 19460

12.  Miscellaneous.
     --------------
The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the state of Delaware provided that nothing herein shall be construed as inconsistent with the Investment Company Act or the Investment Advisers Act.

Portfolio Manager is hereby expressly put on notice of the limitations of shareholder and Trustee liability set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of The Limited Duration Municipal Bond Portfolio. Portfolio Manager further agrees that it will not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Trust, or from the Trustees of the Trust or any individual Trustee of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first written above.


                                                            Geewax, Terker & Co.

                                                      The Hirtle Callaghan Trust
                                       (on behalf of The Value Equity Portfolio)